Exhibit 10.1
Execution Version

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF DECEMBER 3, 2019

AMONG

CHESAPEAKE ENERGY CORPORATION,
AS THE BORROWER,

MUFG UNION BANK, N.A.,
AS ADMINISTRATIVE AGENT,

AND

THE LENDERS
PARTY HERETO

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amendment to Amended and Restated Credit Agreement (this “Amendment”) dated as of December 3, 2019, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and MUFG Union Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
RECITALS
A.    The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended and Restated Credit Agreement dated as of September 12, 2018 (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”).
B.    The Borrower has requested, and the Majority Lenders have agreed, to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein to amend the Credit Agreement as provided in this Amendment.
C.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. Each capitalized term which is defined in the Credit Agreement but which is not defined in this Amendment, shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments of Section 1.1. The following defined terms are hereby added to Section 1.1 in appropriate alphabetical order to read as follows:
“Cash Balance” means, as of any date, the sum of (a) the unrestricted cash of the Group Members and (b) the unrestricted Permitted Investments of the Group Members, each on a consolidated basis and held in Deposit Accounts or Securities Accounts subject to perfected security interests for the benefit of the Secured Parties.
“Excess Cash” means, at any time, the aggregate cash and Permitted Investments of the Borrower and its Restricted Subsidiaries (other than Excluded Cash) in excess of $100,000,000.
“Exchange Junior Lien Debt” means any Junior Lien Debt (other than FLLO Debt) issued on or before the next Scheduled Redetermination in connection with the delivery of the April 1, 2020 Reserve Report in an exchange for then-outstanding senior notes issued pursuant to the Indentures.
“Excluded Cash” means (a) any cash or Permitted Investments of the Borrower or any Restricted Subsidiary in an Excluded Deposit Account or Excluded Securities Account, (b) any cash or Permitted Investments constituting Cash Collateral held by the Administrative Agent pursuant to this Agreement or any other Loan Document and (c) checks issued, wires initiated, or automated clearing house transfers initiated, in each case (i) solely to the extent issued or initiated to satisfy bona fide expenditures of the Borrower or any Restricted Subsidiary and (ii) on account of transactions not prohibited under this Agreement and in the ordinary course of business.
“First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated as of February 1, 2019 among the Borrower, the Administrative Agent and the Lenders party thereto.
“Liquidity” means, as of any date, the sum of (a) the Cash Balance and (b) the Available Commitment to the extent available to be drawn, in each case as of such date.
“Major Asset Sale” means any Disposition, or series of related Dispositions, permitted by Section 10.4 with aggregate net cash proceeds (including any cash converted from securities, notes or other obligations received from the transferee including any purchase price adjustment receivable but only as and when received) to the Borrower and the Restricted Subsidiaries in excess of $50,000,000.
“Major Asset Sale Proceeds” means the net cash proceeds (including any cash converted from securities, notes or other obligations received from the transferee including any purchase price adjustment receivable but only as and when received) received by any one or more Group Members as the consideration for any Major Asset Sale after giving effect to the elimination of any potential Borrowing Base Deficiency as a result of such Disposition.
“Net Loan Limit” means, as of any date, the difference of (a) the Loan Limit minus (b) the positive difference, if any, of (1) $250,000,000 minus (2) the Cash Balance, in each case as of such date.
“Second Amendment” means the Second Amendment to Amended and Restated Credit Agreement dated as of December 3, 2019 among the Borrower, the Administrative Agent and the Lenders party thereto.
“Short-Term Indenture Debt” means any note with a stated maturity before the Maturity Date and issued under an Indenture.
“Specified FLLO Debt” means FLLO Debt issued on or before the next Scheduled Redetermination in connection with the delivery of the April 1, 2020 Reserve Report.

“WildHorse Credit Agreement” means the Credit Agreement dated as of December 19, 2016 among WildHorse LLC, Wells Fargo Bank, N.A., as agent and the lenders party thereto, as amended, restated, refinanced, replaced, supplemented or otherwise modified.
“WildHorse Indenture” shall have the meaning provided in the recitals to the First Amendment.
2.2    Amendments of Section 1.1. The following defined terms are hereby amended and restated in its entirety as follows:
“Credit Documents” means this Agreement, the First Amendment, the Second Amendment, the Guarantee, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement and the Security Documents.
“Excluded Deposit Account” means deposit accounts (within the meaning of the Uniform Commercial Code) (a) the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the IRS or state or local government agencies with respect to employees of the Borrower or any Restricted Subsidiary, (ii) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of the Borrower or any Restricted Subsidiary, (iii) amounts set aside for payroll and the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Restricted Subsidiary, (iv) amounts constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (v) amounts held in escrow or in trust pending litigation or other settlement claims, (vi) amounts held in escrow by a trustee under any indenture or other debt instrument pursuant to customary escrow arrangements pending the discharge, defeasance, redemption or repurchase of Indebtedness of the Borrower or any Subsidiary thereof, in each case solely to the extent the relevant discharge, defeasance, redemption or repurchase would be permitted under this Agreement, and (vii) amounts held in trust or as fiduciaries for third parties in respect of such third party’s ratable share of the revenues of Oil and Gas Properties or (b) identified in writing to the Administrative Agent either on or before the Closing Date or within 15 Business Days of such Deposit Account being opened; but the Deposit Accounts described under this clause (b) shall not have a balance, in the aggregate, at any time greater than $10,000,000.
“Excluded Securities Account” means securities accounts (within the meaning of the Uniform Commercial Code) identified in writing to the Administrative Agent on either the Closing Date or within 15 Business Days of such Securities Account being opened; but the Securities Accounts so identified shall not have a balance, in the aggregate, at any time greater than $10,000,000, unless any such account is used exclusively for the repurchases of then-outstanding senior notes issued pursuant to the Indentures and the WildHorse Indenture, pending cancellation of such senior notes, subject to no other Liens and solely to the extent the repurchases of such senior notes would be permitted under this Agreement.
“First Lien Secured Leverage Ratio” means, as of the last day of each fiscal quarter of the Borrower, the ratio of (a) the sum of Total Exposure and the then outstanding amount of FLLO Debt as of such day to (b) Consolidated EBITDA for the Test Period ending on such day.
“FLLO Debt” means any borrowed money Indebtedness that is secured by Liens on the Collateral the priority of which are equal and ratable with the Liens securing the Obligations and subject to an Acceptable Collateral Trust Agreement providing for payment priority of the Obligations ahead of such Indebtedness.
“Intercreditor Agreement” means, with respect to any Indebtedness incurred pursuant to Section 10.1(r)(A), one or more agreements among the Administrative Agent and the holders of such Indebtedness or their representative, (a) substantially on the terms of the Intercreditor Agreement dated as of December 23, 2015 between the Administrative Agent and Deutsche Bank Trust Company Americas, as second lien collateral trustee or (b) as otherwise may be reasonably acceptable to the Administrative Agent and the Majority Lenders.
“Letter of Credit Commitment” means $750,000,000, as the same may be reduced from time to time pursuant to Section 3.1, but no Letter of Credit Issuer shall be obligated to issue Letters of Credit in an aggregate face amount in excess of its Letter of Credit Issuance Limit.
“Minimum Collateral Coverage Percentage” means on any date 90%.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the Government of Canada, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
2.3    Amendment of Section 1.1. The table appearing in the definition of “Applicable Margin” is hereby amended to read in its entirety as follows:

Level	Borrowing Base Utilization Percentage	LIBOR Loans	ABR Loans	Commitment Fee Rate
Pricing Level 1	>90%	3.50%	2.50%	0.500%
Pricing Level 2	≤90% and > 75%	3.25%	2.25%	0.500%
Pricing Level 3	≤75% and > 50%	3.00%	2.00%	0.500%
Pricing Level 4	≤50% and > 25%	2.75%	1.75%	0.375%
Pricing Level 5	≤25%	2.50%	1.50%	0.375%

2.4    Amendment of Section 1.1. The paragraph appearing in the definition of “Applicable Margin” is hereby amended to read in its entirety as follows:
The applicable pricing level in the leftmost column in the table above (the “Pricing Level”) will be based on the Borrowing Base Utilization Percentage set forth in the second leftmost column. Each change in the Applicable Margin or the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the day immediately preceding the effective date of the next such change, but if at any time the Borrower fails to deliver a Reserve Report or Hedge Schedule pursuant to Section 9.12(a), then until such time as a Reserve Report or Hedge Schedule, as the case may be, is delivered the “Applicable Margin” and “Commitment Fee Rate” means the rate per annum set forth opposite Pricing Level 1.
2.5    Amendment of Section 1.1. The following defined term is hereby deleted: “Term Loan”.
2.6    Amendment of Section 5.2(b)(i). Section 5.2(b)(i) is hereby amended in its entirety as follows:
(i)    Upon any redetermination of the Borrowing Base in accordance with Section 2.14(b), if there exists a Borrowing Base Deficiency, then the Borrower shall, within 10 days after its receipt from the Administrative Agent of a notice of such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to take and the Borrower shall take one of the following actions: (A) within 30 days following such election, prepay the Loans and/or Swingline Loans in an aggregate principal amount necessary to eliminate such Borrowing Base Deficiency, (B) prepay Loans in six equal monthly installments, with the first monthly payment being due commencing on the 30th day following such election, with each payment being equal to 1/6th of the aggregate principal amount necessary to eliminate such Borrowing Base Deficiency (as such Borrowing Base Deficiency may be reduced during such six-month period) and each subsequent payment being due and payable on the same day in each of the subsequent calendar months, (C) within 30 days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a Borrowing Base (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such Borrowing Base Deficiency, or (D) undertake a combination of clauses (A), (B) and (C) and make such payment(s) and (if relevant) deliver such additional collateral within the time periods required thereunder; but if a Borrowing Base Deficiency remains after prepaying all of the Loans and Swingline Loans, the Borrower shall Cash Collateralize Letters of Credit in an amount equal to such remaining Borrowing Base Deficiency as provided in Section 3.8; provided, further, that (x) in the event the Borrower fails to provide such written notice to the Administrative Agent within the ten day period referred to above, the Borrower shall be deemed to have irrevocably elected and shall take the option set forth in clause (B) above, (y) all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or before the Termination Date and (z) such payment, installments or actions required by clauses (A) through (D) above shall continue to be made notwithstanding the occurrence of a Scheduled Redetermination or Interim Redetermination until such Borrowing Base Deficiency is eliminated. The failure of the Borrower to comply with any of the options elected (including any deemed election) pursuant to the provisions of this Section 5.2(b)(i) and specified in such notice (or relating to such deemed election) shall constitute an Event of Default; but, once the Borrowing Base Deficiency is cured, the Borrower shall not be required to continue to take any such actions specified in clauses (A) through (D).
2.7    Amendment of Section 5.2(b)(ii). Section 5.2(b)(ii) is hereby amended in its entirety as follows:
(ii)    Upon any reduction of the Borrowing Base in accordance with Section 2.14(e) or 2.14(h) or as a consequence of the issuance after the Closing Date of any FLLO Debt or Junior Lien Debt, if the same results in a Borrowing Base Deficiency, then the Borrower shall, concurrently therewith, eliminate such Borrowing Base Deficiency.
2.8    Amendment of Section 5.2. Section 5.2 is hereby amended to add the following Section 5.2(e) as follows:
(e)    If the Borrower and the Restricted Subsidiaries have any Excess Cash outstanding for more than five Business Days, the Borrower shall prepay Borrowings on the next succeeding Business Day, which prepayment shall be in an amount equal to the amount of such Excess Cash as of such fifth Business Day.
2.9    Amendment of Article VII. Article VII is hereby amended to add the following Section 7.3 as follows:
7.3    Excess Cash. At the time of and immediately after giving effect to any Borrowing of Loans (and any application of the proceeds thereof on the date of the requested Borrowing), the Borrower and the Restricted Subsidiaries shall not have any Excess Cash immediately before or after giving effect to such Borrowing, in each case determined after giving effect to any intended use of proceeds in the ordinary course of business (as certified by the Borrower, to the extent applicable, in the related Notice of Borrowing, and including, for the avoidance of doubt, any purpose permitted by Section 9.10) on or before the date that is five Business Days after the date the Borrower receives the funds from such Borrowing, nor may such Borrowing, after giving effect to any such intended use of proceeds in the ordinary course of business (as certified by the Borrower, to the extent applicable, in the related Notice of Borrowing), be in an amount that would trigger a mandatory prepayment under Section 5.2(e), and such Loans shall be funded into and maintained until used in accordance with this Agreement in (A) an account of the Borrower over which the Administrative Agent has “control” (within the meaning of Section 9.104 of the Uniform Commercial Code) or (B) an Excluded Deposit Account to the extent permitted in accordance with the definition thereof.
2.10    Amendment of Article VII. Article VII is hereby amended to revise the last paragraph in its entirety as follows:
The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Sections 7.1 and 7.3 above have been satisfied as of that time.
2.11    Amendment of Section 9.12. Section 9.12 is hereby amended by adding the following new clause (e):
(e)    On or before the date 30 days after the Effective Date (as defined in the Second Amendment), the Borrower will execute or will cause to be executed such Mortgages that may be necessary such that the Collateral Coverage Ratio is not less than 90%.
2.12    Amendment of Article IX. Section 9.13 is hereby deleted in its entirety.
2.13    Amendment of Section 10.1(r)(vi)(A). Section 10.1(r)(vi)(A) is hereby amended by replacing the reference to “$1,000,000,000” therein with “$1,500,000,000”.
2.14    Amendment of Section 10.1(r)(vii). Section 10.1(r)(vii) is hereby amended to read in its entirety as follows:
(vii)    except for the incurrence of Exchange Junior Lien Debt and Specified FLLO Debt, the Borrowing Base in effect on the date of issuance shall be reduced by an amount equal to 25% of the principal amount of such Indebtedness;
2.15    Amendment of Section 10.1(r). Section 10.1(r) is hereby amended to revise clause (viii) in its entirety and by adding the following new clauses (ix) and (x) as follows:

(viii)    except as otherwise required by clause (x) below, the proceeds of such Junior Lien Debt are used to Refinance existing Indebtedness of the Borrower or any other Group Member;
(ix)     with respect to the incurrence of Exchange Junior Lien Debt and Specified FLLO Debt, on a Pro Forma Basis and after giving effect to the retirement (by exchange, redemption, prepayment or otherwise) of other Indebtedness with such Exchange Junior Lien Debt and Specified FLLO Debt, the annual consolidated interest expense of the Borrower and the Subsidiaries would increase by no more than $100,000,000; and
(x)    with respect to the incurrence of Specified FLLO Debt, commensurate with such incurrence, (A) WildHorse LLC and its Subsidiaries are designated as Restricted Subsidiaries pursuant to Section 9.9, (B) WildHorse LLC and its direct or indirect Material Subsidiaries (other than Excluded Subsidiaries) (the “WildHorse Guarantors”) execute a supplement to the Guarantee and become a Guarantor, (C) the WildHorse Guarantors and the other Credit Parties execute such Mortgages, supplements to the Security Agreement or such other Security Documents that may be necessary such that after giving effect thereto the Borrower shall meet the Collateral Requirements and (D) the Administrative Agent shall have received evidence that all Indebtedness under the WildHorse Credit Agreement has been repaid in full and the Liens securing such Indebtedness have been released or terminated, in each case, subject only to the filing of application terminations and releases.
2.16    Amendment of Section 10.1(t). Section 10.1(t) is hereby amended to read in its entirety as follows:
(t)    Indebtedness of any Restricted Subsidiary that is not a party to a Guarantee at the time such Indebtedness is incurred; but the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (t) shall not at the time of incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, exceed $50,000,000;
2.17    Amendment of Section 10.1(w). Section 10.1(w) is hereby amended by replacing the reference “$750,000,000” therein with “$250,000,000”.
2.18    Amendment of Section 10.2(f). Section 10.2(f) is hereby amended to read in its entirety as follows:
(f)    Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a transaction permitted by this Agreement to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(h) and such assets do not constitute Collateral; if such Liens attach at all times only to the same assets that such Liens (or upon or in after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under

Section 10.1(h), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately before such transaction;
2.19    Amendment of Section 10.2(w). Section 10.2(w) is hereby amended to read in its entirety as follows:
(w)    Liens on cash and cash equivalents securing (1) Hedge Agreements (other than Lender Hedging Obligations) and (2) letters of credit (other than Letters of Credit) supporting Hedge Agreements (other than Lender Hedging Obligations), if, as of any date, the sum of the amount of such cash and cash equivalents plus the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, in each case, with respect to Letters of Credit supporting Hedge Agreements (other than Lender Hedging Obligations) does not exceed $100,000,000; and
2.20    Amendment of Section 10.4(a)(xiii). Section 10.4(a)(xiii) is hereby amended to read in its entirety as follows:
(xiii)    [reserved]; and
2.21    Amendment of Section 10.4. Section 10.4 is hereby amended to add Section 10.4(c) as follows:
(c)    By no later than 180 days after any Major Asset Sale, the Borrower shall (1) reduce the Total Commitment by an amount equal to the amount of such Major Asset Sale Proceeds and, to the extent a mandatory prepayment is required under Section 5.2(a), apply those Major Asset Sale Proceeds to make such mandatory prepayment; (2) to the extent such repayment, prepayment, purchase, repurchase, redemption, defeasance or retirement would be permitted by Section 10.7(a)(iii), apply the Major Asset Sale Proceeds therefrom to repay, prepay, purchase, repurchase, redeem, defease or otherwise retire, or apply the Major Asset Sale Proceeds therefrom to pay, (i) Junior Lien Debt or (ii) Short-Term Indenture Debt; or (3) any combination of clauses (1) and (2), so long as the aggregate amount thereof is at least equal to the Major Asset Sale Proceeds; but no such application shall be required if, at the time such application would otherwise be required, no Short-Term Indenture Debt is then outstanding. For the avoidance of doubt, the application of Major Asset Sale Proceeds shall not require the segregation or application of specific funds, but rather shall require only that the aggregate dollars used during the relevant period for the purposes described in clauses (1) through (3) in the immediately preceding sentence equal the amount of Major Asset Sale Proceeds, with each dollar so used to be applied with respect to the Major Asset Sales Proceeds from a Major Asset Sale.

2.22    Amendment of Section 10.5(q). Section 10.5(q) is hereby amended to read in its entirety as follows:
(a)    Investments in any Person other than a Group Member if (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the aggregate value at the date made (in each case valued at Fair Market Value (determined by the Borrower acting in good faith) as of such date) of each then-existing Investment in all Persons other than Group Members does not then exceed $750,000,000.
2.23    Amendment of Section 10.6(g). Section 10.6(g) is hereby amended to read in its entirety as follows:
(g)    the Borrower may make Restricted Payments aggregating $100,000,000 after the date hereof, if on the date thereof (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) no Loans are then outstanding; (iii) the Cash Balance is at least $250,000,000, and (iv) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants;
2.24    Amendment of Section 10.6(h). Section 10.6(h) is hereby amended to read in its entirety as follows:
(h)    the Borrower may make Restricted Payments if (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) after giving effect thereto, the Total Exposure is not more than 90% of the Net Loan Limit, (iii) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants and (iv) on a Pro Forma Basis, the Leverage Ratio does not exceed 3.25:1;
2.25    Amendment of Section 10.7(a). Section 10.7(a) is hereby amended to read in its entirety as follows:
(a)    The Borrower will not, and will not permit any Restricted Subsidiary to, optionally prepay, repurchase or redeem or otherwise defease any Permitted Additional Debt or Junior Debt (it being understood that payments of regularly scheduled cash interest in respect of, and payment of principal on the scheduled maturity date of such other Indebtedness shall be permitted); but the Borrower or any Restricted Subsidiary may optionally prepay, repurchase, redeem or defease any Permitted Additional Debt or Junior Debt (i) with the proceeds of any Permitted Refinancing Indebtedness, (ii) by converting or exchanging such Permitted Additional Debt or Junior Debt to Stock (other than Disqualified Stock) of the Borrower, or (iii) so long as (A) no Event of Default has occurred and is continuing or would result therefrom, (B) after giving effect thereto, the Total Exposure is not more than 90% of the Net Loan Limit and (C) the Borrower is in compliance on a Pro Forma Basis with the Financial Performance Covenants.

2.26    Amendment of Section 10.11(b). Section 10.11(b) is hereby amended to read in its entirety as follows:
(b)    For each fiscal quarter commencing with the fiscal quarter ending December 31, 2018, the Borrower will not permit its Leverage Ratio to exceed (i) 5.50:1 for each Test Period ending on or before September 30, 2019; (ii) 4.50:1 for the Test Periods ending thereafter but on or before December 31, 2021; (iii) 4.25:1 for the Test Period ending March 31, 2022 and (iv) 4.00:1 for each Test Period ending thereafter.
2.27    Amendment of Section 10.11(c)(i). Section 10.11(c)(i) is hereby amended to read in its entirety as follows:
(i)    Secured Leverage Ratio to exceed 2.50:1 for each Test Period ending through September 30, 2019.
2.28    Amendment of Section 10.11. Section 10.11 is hereby amended to add Sections 10.11(e) and (f) as follows:
(e)     For each fiscal quarter commencing with the fiscal quarter ending December 31, 2019, the Borrower will not permit its First Lien Secured Leverage Ratio to exceed 2.50:1 for such Test Period.
(f)    The Borrower will not permit its Liquidity to be less than $250,000,000.
2.29    Amendment of Section 10.16. Section 10.16 is hereby deleted in its entirety.
2.30    Amendment of Section 13.5(b). Section 13.5(b) is hereby amended in its entirety as follows:
(b)    to pay or reimburse the Administrative Agent and each Lender for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Credit Documents and any such other documents, including in the course of any work-out or restructuring the Loans (with respect to attorney costs, limited to the reasonable and documented fees, disbursements and other charges of one primary outside counsel for all such Persons, taken as a whole, and, if necessary, of a single firm of local outside counsel in each material jurisdiction for all Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person with such conflict may retain its own outside counsel) and additional specialist counsel as applicable (limited to one firm of specialist counsel for all such Persons, taken as a whole, per specialty), and one outside counsel in each appropriate local jurisdiction), including the fees and expenses of a financial advisor, limited to reasonable and documented fees, disbursements and other charges of one financial advisor to the Administrative Agent and the Joint Lead Arrangers.

2.31    Amendment of Article XIII. Article XIII is hereby amended by adding a new Section 13.25 to read as follows:
13.25.    Acknowledgment Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 13.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
2.32    Amendment of Exhibit A. Exhibit A is hereby amended in its entirety with Exhibit A attached hereto.
2.33    Amendment of Schedule 3.1(a). Schedule 3.1(a) is hereby amended in its entirety with Schedule 3.1(a) attached hereto.
Section 3.    Effectiveness. This Amendment shall become effective on the date on which each of the conditions set forth in this Section is satisfied (the “Effective Date”):
3.1    The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from (a) the Borrower, (b) each Guarantor, (c) the Administrative Agent, and (d) Lenders constituting at least the Majority Lenders.
3.2    No Default or Event of Default shall have occurred and be continuing as of the date hereof, immediately before and after giving effect to the terms of this Amendment.
3.3    All representations and warranties made by any Credit Party in the Credit Agreement or in the other Credit Documents are, to the knowledge of an Authorized Officer of the Borrower, true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) as of such earlier date).
3.4    All fees required to be paid pursuant to Section 13.5 to the extent invoiced at least three Business Days before the Effective Date (except as otherwise reasonably agreed by the Borrower) and all fees required to be paid to the Administrative Agent, for the accounts of the Lenders party hereto, pursuant to any fee letter previously agreed between the Administrative Agent and the Borrower shall have been or will be substantially simultaneously paid.
3.5    The Effective Date shall have occurred on or before December 31, 2019.

Section 4.    Miscellaneous.
4.1    (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
4.2    Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents, or any future defaults of the same provision waived hereunder (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.
4.3    The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Effective Date, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

4.4    This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.
4.5    THE CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
4.6    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	CHESAPEAKE ENERGY CORPORATION

	By:	/s/ Bryan J. Lemmerman
	Name:	Bryan J. Lemmerman
	Title:	Vice President - Business Development and Treasurer

GUARANTORS:	CHESAPEAKE LOUISIANA, L.P.

	By:	CHESAPEAKE OPERATING, L.L.C., its general partner

	By:	/s/ Bryan J. Lemmerman
	Name:	Bryan J. Lemmerman
	Title:	Vice President - Business Development and Treasurer

EMPRESS LOUISIANA PROPERTIES, L.P.

	By:	EMLP, L.L.C., its general partner

	By:	/s/ Bryan J. Lemmerman
	Name:	Bryan J. Lemmerman
	Title:	Vice President - Business Development and Treasurer

[SIGNATURE PAGE-SECOND AMENDMENT]

CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE E&P HOLDING, L.L.C. (formerly known as Chesapeake E&P Holding Corporation)
CHESAPEAKE ENERGY LOUISIANA, LLC (formerly known as Chesapeake Energy Louisiana Corporation)
CHESAPEAKE NG VENTURES CORPORATION
CHK ENERGY HOLDINGS, INC.
SPARKS DRIVE SWD, INC.
WINTER MOON ENERGY CORPORATION
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE OPERATING, L.L.C.,
CHESAPEAKE PLAINS, LLC
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHK UTICA, L.L.C.
COMPASS MANUFACTURING, L.L.C.
EMLP, L.L.C.
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,
each as a Guarantor

By:	/s/ Bryan J. Lemmerman
Name:	Bryan J. Lemmerman
Title:	Vice President - Business Development and Treasurer

[SIGNATURE PAGE-SECOND AMENDMENT]

MUFG UNION BANK, N.A., as Administrative Agent, Co-Syndication Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

MUFG BANK, LTD., as Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

WELLS FARGO BANK NATIONAL ASSOCIATION, as Co-Syndication Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:	/s/ John Mammen
Name:	John Mammen
Title:	Director

JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:	/s/ Arina Mavilian
Name:	Arina Mavilian
Title:	Authorized Signatory

BANK OF AMERICA, N.A., as Letter of Credit Issuer and Lender

By:	/s/ Greg M. Hall
Name:	Greg M. Hall
Title:	Vice President

BMO HARRIS BANK N.A., as Letter of Credit Issuer and Lender

By:	/s/ Patrick Johnston
Name:	Patrick Johnston
Title:	Director

[SIGNATURE PAGE-SECOND AMENDMENT]

CITICORP NORTH AMERICA, INC., as Letter of Credit Issuer and Lender

By:	/s/ Peter Baumann
Name:	Peter Baumann
Title:	Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Letter of Credit Issuer and Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

MIZUHO BANK, LTD., as Letter of Credit Issuer and Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as Letter of Credit Issuer and Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

ABN AMRO CAPITAL USA LLC, as Letter of Credit Issuer and Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Managing Director

[SIGNATURE PAGE-SECOND AMENDMENT]

DNB CAPITAL LLC, as Lender

By:	/s/ Leila Zomorradian
Name:	Leila Zomorradian
Title:	First Vice President

By:	/s/ Andrea Ozbolt
Name:	Andrea Ozbolt
Title:	Senior Vice President

EXPORT DEVELOPMENT CANADA, as Lender

By:	/s/ Michael Lambe
Name:	Michael Lambe
Title:	Financing Manager

By:	/s/ Sally Guo
Name:	Sally Guo
Title:	Senior Associate

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Vice President

[SIGNATURE PAGE-SECOND AMENDMENT]

NATIXIS, NEW YORK BRANCH, as Lender

By:	/s/ Vikram Nath
Name:	Vikram Nath
Title:	Director

By:	/s/ Brian O'Keefe
Name:	Brian O'Keefe
Title:	Vice President, Portfolio Manager

[SIGNATURE PAGE-SECOND AMENDMENT]

EXHIBIT A
FORM OF NOTICE OF BORROWING

[Date] 1

MUFG Union Bank, N.A.
as Administrative Agent [and a Swingline Lender] 2

[[Swingline Lender Name],
as a Swingline Lender]

Re:	Chesapeake Energy Corporation Notice of Borrowing

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.3 of that certain Amended and Restated Credit Agreement, dated as of September 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), MUFG Union Bank, N.A., as Administrative Agent, a Swingline Lender, and a Letter of Credit Issuer, and each other Swingline Lender and Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in the Credit Agreement).
The Borrower hereby requests that a Borrowing be extended as follows:
(i)    Requested Borrowing is to consist of [ABR Loans] [LIBOR Loans] [Swingline Loan from the Swingline Lender addressed in this Notice of Borrowing];
(ii)    Aggregate amount of the requested Borrowing is $[                   ];
(iii)    Date of such Borrowing is [                   ], 20[    ];

1 Date of Notice of Borrowing: To be submitted (A) in the case of any LIBOR Loans to be made on the Closing Date, before 1:00 p.m. at least two Business Days’ prior to the Closing Date; (B) in the case of any LIBOR Loans to be made after the Closing Date, before 1:00 p.m. at least three Business Days’ prior to the Borrowing of such LIBOR Loans; (C) in the case of any ABR Loans, before 1:00 p.m. on the date of Borrowing of such ABR Loans; or (D) in the case of any Swingline Loans, before 4:00 p.m. on the date of Borrowing of such Swingline Loans. All of the foregoing times are New York time.
2 Insert Swingline Lender references if a Swingline Loan is being requested.

(iv)    In the case of a Borrowing of LIBOR Loans, the initial Interest Period applicable thereto is [                   ]; 3

(v)    Location and number of the account to which funds are to be disbursed is as follows:

[	]
[	]
[	]
[	]
[	]

To induce Lenders to make such Loans, the Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that: (i) at the time of and immediately after giving effect to the Borrowing of the Loans (and any application of the proceeds thereof on the date of such Borrowing) requested hereby, the Borrower and the Restricted Subsidiaries shall not have any Excess Cash immediately before or after giving effect to such Borrowing, in each case determined after giving effect to any intended use of proceeds in the ordinary course of business on or before the date that is five Business Days after the date the Borrower receives the funds from such Borrowing, nor shall such Borrowing, after giving effect to any such intended use of proceeds in the ordinary course of business, be in an amount that would trigger a mandatory prepayment under Section 5.2(e), and (ii) such Loans shall be funded into and maintained until used in accordance with the Agreement in (A) an account of the Borrower over which the Administrative Agent has “control” (within the meaning of Section 9.104 of the Uniform Commercial Code) or (B) an Excluded Account to the extent permitted in accordance with the definition thereof.

[Remainder of page intentionally left blank; signature page follows]

3 If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the day and year first above written.

CHESAPEAKE ENERGY CORPORATION

By:
Name:
Title:

Schedule 3.1(a)

Chesapeake Energy Corporation

Letter of Credit Issuance Limits

Name of Letter of Credit Issuer	Letter of Credit Issuance Limit
MUFG Union Bank, N.A.	$ 83,333,333.34
JPMorgan Chase Bank, N.A.	$ 83,333,333.34
Wells Fargo Bank, National Association	$ 83,333,333.34
Bank of America, N.A.	$ 83,333,333.33
BMO Harris Bank N.A.	$ 83,333,333.33
Citicorp North America, Inc.	$ 83,333,333.33
Crédit Agricole Corporate and Investment Bank	$ 83,333,333.33
Mizuho Bank, Ltd.	$ 83,333,333.33
Royal Bank of Canada	$ 83,333,333.33
Total Letter of Credit Issuance Limit	$ 750,000,000.00

Schedule 3.1(a)